1 | Maximus: Q3 FY20 Earnings Presentation Rick Nadeau Chief Financial Officer Fiscal 2021 First Quarter Earnings Call February 4, 2021

2 | Maximus: Q1 FY21 Earnings Presentation These slides should be read in conjunction with the Company’s most recent quarterly earnings press release, along with listening to or reading a transcript of the comments of Company management from our most recent quarterly earnings conference call. This document may contain non-GAAP financial information. Management uses this information in its internal analysis of results and believes that this information may be informative to investors in gauging the quality of our financial performance, identifying trends in our results, and providing meaningful period- to-period comparisons. These measures should be used in conjunction with, rather than instead of, their comparable GAAP measures. For a reconciliation of non-GAAP measures to the comparable GAAP measures presented in this document, see the Company’s most recent quarterly earnings press release. Throughout this presentation, numbers may not add due to rounding. Included in this presentation are forward-looking statements within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “opportunity,” “could,” “potential,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Forward-looking statements that are not historical facts, including statements about our confidence, strategies and initiatives and our expectations about revenues, results of operations, profitability, liquidity, market demand or the impact of the pandemic are forward-looking statements that involve risks and uncertainties such as those related to impact of the pandemic including but not limited to: • The ultimate duration of the pandemic • The threat of further negative pandemic-related impacts • Delays in our core programs returning to normal volumes and operations • The potential impacts resulting from budget challenges with our government clients • The possibility of delayed or missed payments by customers • The potential for further supply chain disruptions impacting IT or safety equipment • The impact of further legislation and government policies on the programs we operate These risks could cause our actual results to differ materially from those indicated by such forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, factors set forth in Item 1A, "Risk Factors" in our Annual Report on Form 10-K for the year ended September 30, 2020, which was filed with the Securities and Exchange Commission on November 19, 2020 and found on maximus.com. Any forward-looking statement made by us in this report is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise. Forward-looking Statements & Non-GAAP Information

Total Company Results – First Quarter of FY21

($ in millions, except per share data)	Q1 FY21	Q1 FY20	% Change
Revenue			
U.S. Services	$ 384.9	$ 312.3	23.3 %
U.S. Federal Services	405.2	366.6	10.6 %
Outside the U.S.	155.4	139.4	11.5 %
Total Revenue	**$ 945.6**	**$ 818.2**	15.6 %
Operating Income			
U.S. Services	$ 61.5	$ 58.2	5.8 %
U.S. Federal Services	30.2	31.6	(4.2)%
Outside the U.S.	4.5	(1.0)	nm
Segment Income	$ 96.3	$ 88.8	8.5 %
Intangibles amortization	(6.5)	(9.1)	nm
Other	(2.2)	(0.5)	nm
Total Operating Income	**$ 87.6**	**$ 79.1**	10.7 %
Operating Margin %	***9.3 %***	***9.7 %***	
Effective Tax Rate	***26.0 %***	***26.0 %***	
Net Income	**$ 64.1**	**$ 58.7**	9.1 %
Diluted EPS	**$ 1.03**	**$ 0.91**	13.2 %

- Revenue growth was in-line with our expectations and driven by COVID-response work.
  - Serving an integral role in contact tracing, disease investigation, vaccination support, unemployment insurance programs, and other key initiatives
  - Q1 FY21 COVID-response revenue was an estimated $160M
- Top and bottom-line growth were offset by ongoing impacts of the global pandemic tied to temporary program changes on volume-based contracts implemented at the direction of customers (such as Medicaid redeterminations which ensures beneficiaries have uninterrupted access to benefits).
- Operating margin and diluted EPS were in-line with our expectations for the quarter, with some variability between segments.
  - Outside the U.S. Segment results were better than expected
  - U.S. Federal Services Segment had lower operating income due to timing of finalizing a contract and will be recorded next quarter

3 | Maximus: Q1 FY21 Earnings Presentation

4 | Maximus: Q1 FY21 Earnings Presentation Q1 FY21 Revenue • Increased 23.3% driven by an estimated $114M of COVID-response work Q1 FY21 Operating Margin • Continue to experience revenue and profit headwinds resulting from lower volumes on some of the largest Medicaid programs − Many states have halted Medicaid redeterminations which is required in order to access increased federal matching funds for Medicaid − Redeterminations are a significant level of activity within certain programs FY21 Outlook • We expect this segment to deliver a 16.5% to 17.5% full year operating income margin. U.S. Services Segment ($ in millions) Q1 FY21 Q1 FY20 % Change Revenue U.S. Services $ 384.9 $ 312.3 23.3 % Operating Income U.S. Services $ 61.5 $ 58.2 5.8 % Operating Margin % 16.0% 18.6%

U.S. Federal Services Segment

Q1 FY21 Revenue

- Increased 10.6% driven by an estimated $46M of COVID-response revenue. Organic growth was 13.5%, excluding the Census contract. The Census contract delivered approximately $60M for Q1 FY21, or $10M less than the prior year period.
- A contract execution delay resulted in approx. $4M of revenue and profit shifting out of Q1 FY21 and will be recorded next quarter.

Q1 FY21 Operating Margin

- The delay tempered margin which was slightly short of our expectations for a strong first quarter.
- Note that next quarter, including the $4M of revenue and profit expected, a step-down in margin is predicted, illustrating the greater overall variability in results due to the pandemic.

FY21 Outlook

- We expect this segment to deliver a 6% to 7% full year operating income margin.

($ in millions)	Q1 FY21		Q1 FY20		% Change
Revenue					
U.S. Federal Services	$	405.2	$	366.6	10.6 %
Operating Income					
U.S. Federal Services	$	30.2	$	31.6	(4.2)%
Operating Margin %		*7.5 %*		*8.6 %*	

5 | Maximus: Q1 FY21 Earnings Presentation

6 | Maximus: Q1 FY21 Earnings Presentation Outside the U.S. Segment Q1 FY21 Revenue • Increased 11.5%. Excluding the effects of currency, organic growth was 4.8%. Q1 FY21 Operating Income • Operating income was better than expected primarily due to job placement activities in Australia. A seasonal spike in demand for qualified job seekers meant that employers needed to quickly fill many retail and travel related jobs during the busy holiday and travel season. This spike is expected to be unique to Q1 FY21. ($ in millions) Q1 FY21 Q1 FY20 % Change Revenue Outside the U.S. $ 155.4 $ 139.4 11.5 % Operating Income/(Loss) Outside the U.S. $ 4.5 $ (1.0) nm Operating Margin % 2.9% (0.7)%

7 | Maximus: Q1 FY21 Earnings Presentation Outside the U.S. Segment: Rising Volumes and New Work Define FY21 Strong Demand • Continue to see strong demand for employment services in all of our international operations. Anticipate that volumes from current programs, most notably in Australia, and supplemented by new work will drive revenue growth the second half of FY21. • The new outcomes-based contracts are expected to generate losses early on. Over the life of each program, we expect to yield margins within our corporate average for each program. Such programs are an excellent way to create long-term shareholder value. FY21 Outlook for Outside the U.S. • The startups put this segment in a loss position for Q2 FY21, with steady improvement through the remainder of the year. • We expect this segment will be approximately breakeven for FY21. Maximus enjoys a long history, strong reputation, and demonstrated success in delivering employment services We aim to achieve a 10% – 15% margin over a program’s life

8 | Maximus: Q1 FY21 Earnings Presentation Cash Flows & Balance Sheet • Cash and cash equivalents of $132.6M and no outstanding draws on corporate credit facility at December 31, 2020 Days Sales Outstanding (DSO) • DSO of 75 days at December 31, 2020, compares to 77 days at September 30, 2020 Capital Allocation • Our corporate credit facility and strong cash flows and balance sheet mean that liquidity is not a concern • Bias toward M&A activities to drive long term organic growth • Our M&A program continues to evaluate prospects while we remain prudent stewards of capital and discriminating in our evaluations • Remain committed to future quarterly cash dividends, and share purchases will be made opportunistically Cash Flows, Balance Sheet, and Capital Allocation $ in millions Q1 FY21 Cash flows from operations $ 98.1 Purchases of property and equipment and capitalized software costs (9.1) Free cash flow $ 89.0

Raising Fiscal Year 2021 Guidance

Fiscal 2021 Guidance	Revised	Previous
Revenue	**$3.400B – $3.525B**	$3.20B – $3.40B
Diluted EPS	**$3.55 – $3.75**	$3.45 – $3.70
Cash from operations	**$350M – $400M**	$340M – $390M
Free cash flow	**$310M – $360M**	$300M – $350M

- Raising FY21 full year guidance based on cautious optimism around recent awards, scope increases, and contract extensions
- Increased revenue is driven by new work supporting COVID response
- No change to tax rate projection of 25.75% − 26.50% or WASO of 62.1M − 62.2M (absent share purchases)
- As with previous guidance, a decrease in revenue and earnings for the second quarter of FY21 is expected
- We expect to be above consensus revenue and earnings for Q2 FY21
- Consensus revenue and earnings for Q4 FY21 is above our current expectations
- COVID-response work is providing a short-term tailwind and has shorter periods of performance than core contracts
- No assurance that tailing-off of COVID-response work will coincide with the return of core contracts to previous volume and performance levels
- The bottom line continues to be tempered by temporary changes on mature core programs. We anticipate these programs beginning to return to historical volume levels as we emerge from the pandemic.

9 | Maximus: Q1 FY21 Earnings Presentation

10 | Maximus: Q1 FY21 Earnings Presentation Bruce Caswell President & Chief Executive Officer Fiscal 2021 First Quarter Earnings Call February 4, 2021

11 | Maximus: Q1 FY21 Earnings Presentation U.S. 2021 Presidential Transition Anticipated implications • While it is still early days in the Biden Administration, we are cautiously optimistic regarding the stated policy initiatives and the potential favorable tailwinds that may be created for companies like Maximus. • We will likely see a meaningful increase in funding for social welfare programs and public health programs. Executive action already taken to increase access to affordable insurance through ACA and Medicaid. • As we navigate the pandemic, expect further policy initiatives to strengthen the public health infrastructure. • Our results illustrate that Maximus is well positioned to help government add capacity and address critical public health needs now and into the future.

12 | Maximus: Q1 FY21 Earnings Presentation COVID-Response Work • A prime example of the demonstrated value of our services and the relationships we have developed with our clients • These contracts are a revenue driver, offsetting unfavorable impacts on operations that are experiencing a pandemic- related temporary pause • Initial COVID work centered around more immediate pandemic-driven needs such as contact tracing, disease investigation, and unemployment insurance programs • Our work expanded as demand increased into new areas such as supporting states in responding to public questions about vaccination registration, scheduling, and administration — quickly, efficiently, and equitably • We also operate the CDC help line, known as CDC Info, and have scaled up operations to answer vaccination questions • Additionally, we ramped-up staffing and operations to support the IRS with the next round of the Economic Incentive Payments; implemented our interactive virtual agent system to improve user experience and drive efficiency in response to the surging demand

13 | Maximus: Q1 FY21 Earnings Presentation Increasing Demand and Adaptability Rising unemployment and rising caseloads • Increasing demand for employment support services around the globe • The pace at which different countries emerge from the pandemic varies widely with some countries having progressed further in managing the spread of the pandemic and now able to turn their attention to tackling residual challenges such as the economy and unemployment • We have a proven track record in delivering employment services and an earned reputation as a trusted long-term partner who delivers outcomes that matter • Our continued investments support our position as a partner of choice over the long-term, outweighing any temporary and short-term profit impacts in FY21 Longer-term trajectory • While the COVID work itself is comparatively short-term in nature, crisis support itself has a longer trajectory • Our work is portable — adaptable from agency to agency, and department to department, whether that is the IRS, CDC, FEMA, state health departments, or others around the world • We will continue to be there to support our clients in times of need, adapting from crisis to crisis, whether a global health pandemic, a natural disaster, or economic challenges • We view our capabilities in contingency planning for our government customers and the rapid implementation of citizen assistance services as a core competency and elemental to the long-term relationships that underpin our business

14 | Maximus: Q1 FY21 Earnings Presentation FedRAMP certifications • Our FedRAMP certifications meet the most stringent security requirements of federal agencies as we aim to deliver innovative and cost-effective cloud-based solutions that support mission objectives and provide the highest quality citizen services, thereby transforming the user experience Surveying government technology leaders • We fielded a survey of government technology leaders across federal, state, and local agencies to gain insights about where agencies are in their cloud adoption journey, and how they perceive and use FedRAMP-authorized cloud solutions to support their modernization and transformation initiatives • The vast majority of respondents recognized benefits from moving to a FedRAMP-authorized solution, beyond adhering to mandate • This survey further affirmed our solid positioning to provide a range of FedRAMP secure cloud solutions, as well as our clients’ demand for this service Cloud Solutions

15 | Maximus: Q1 FY21 Earnings Presentation Sales Pipeline December 31, 2020 New Work % Total Pipeline $31.6B 71.1% New Awards (YTD) December 31, 2020 Signed Contracts $594M Unsigned Contracts $1.14B New Awards & Pipeline Pipeline dynamics • It remains difficult to predict the impact that the global health pandemic may have on our pipeline, timing of new work, and return to previous operational levels • However, our strong reputation, flexibility, and agility has cemented our position as a go-to partner for government • We have navigated administration transitions for decades and we believe that the foundation is laid for continued opportunities to assist governments through these extraordinary times

16 | Maximus: Q1 FY21 Earnings Presentation Conclusion January events in Washington D.C. and elsewhere  Maximus engages in the bi-partisan political process in order to better understand our government clients’ long-term goals  Our Board’s Nominating and Governance Committee has oversight of the Company’s policies pertaining to political contributions and compliance  We remain committed to the fundamental principle of our engagement in the political process which is, and will continue to be, to never support or fund candidates or elected officials who encourage or support violence against the government of the United States Maximus superior positioning  Macro-trends remain unchanged for our business  As the pandemic has underscored, policy priorities can change rapidly  These programs increasingly are facing rising demand, shifting demographics, and unsustainable program costs  We offer scalable, cost-effective, and operationally efficient services for a wide range of government programs  We continue to believe our portfolio mix of core business, near adjacencies, and new growth platforms will allow us to achieve a healthy growth trajectory for years to come